Exhibit 99.1

Marina Biotech Announces Organizational Changes

Appoints Richard T. Ho, M.D., Ph.D. to newly created position of Executive Vice President,

Research and Development;

Names Philip C. Ranker as Interim Chief Financial Officer;

Barry Polisky, Ph.D. transitions from Chief Scientific Officer to Distinguished Scientist and

Chair of the Company’s Scientific Advisory Panel;

Michael V. Templin, Ph.D. is promoted to newly created position of Senior Vice President and Chief Technology Officer;

Alan W. Dunton, M.D. joins the Company as consulting Chief Medical Officer

BOTHELL, Wash., September 7, 2011 — Marina Biotech, Inc. (Nasdaq: MRNA), a leading nucleic acid-based drug discovery and development company, today announced organizational changes that include Richard T. Ho, M.D., Ph.D. joining the Company in the newly created position of Executive Vice President, Research and Development effective 1 September 2011. In addition, the Company named Philip C. Ranker to the position of interim Chief Financial Officer replacing Peter Garcia who has resigned as Chief Financial Officer to pursue other opportunities. Both Dr. Ho and Mr. Ranker will report to J. Michael French, President and CEO. Further, the Company announced that Barry Polisky, Ph.D. has moved from Chief Scientific Officer to Distinguished Scientist and will now be Chair of the Company’s Scientific Advisory Panel, and that Michael V. Templin, Ph.D. has been promoted to the newly created position of Senior Vice President and Chief Technology Officer. The Company has also brought on Alan W. Dunton, M.D. as consulting Chief Medical Officer.

“I am excited to lead the research and development activities at Marina Biotech,” stated Dr. Ho. “I look forward to working with Michael and the Company’s outstanding researchers to help integrate what I believe to be one of the broadest, single-company nucleic acid-based drug discovery platforms in the industry. I believe Marina Biotech is at the forefront of oligonucleotide therapeutic research and development and anticipate that we will make significant advancements in the near term in demonstrating its potential.”

“Richard brings a very unique skill set to a company with a very unique set of capabilities,” stated J. Michael French, President and Chief Executive Officer. “As we looked to expand our R&D leadership team, we sought someone who we believed would apply a unique viewpoint to our research team and drug discovery platform and be capable of applying that vision to the multidimensional challenge of drug discovery and development. Richard is exactly that kind of leader. I look forward to working with Richard and watching our progress under his mentorship and guidance.”

Mr. French continued, “I want to thank Barry for leading the scientific efforts of the Company over the past two and a half years — he’s done a tremendous job. I look forward to his continued contributions in supporting the new R&D leadership team as well as heading our SAB. I also want to thank Pete for his efforts over the past two years in what can only be described as a bleak financing environment. His commitment to the Company never wavered. We look forward to having Alan Dunton join the team as our Chief Medical Officer. Alan brings a significant set of experiences and expertise which will serve the Company well as we consider our existing and future clinical trial efforts. Finally, I want to welcome Phil Ranker back to the Company. Phil brings a tremendous breadth of expertise to our finance team, having served in a variety of finance positions in both biotech and big pharma. I look forward to working with Phil to continue to improve the Company’s finances and financial outlook.”

Richard T. Ho, M.D., Ph.D., 48, most recently served as Senior Medical Director at Entelos, Inc. from 2008 to 2011 where he oversaw academic and governmental collaborations including a Cooperative Research and Development Agreement with the FDA. From 2007 to 2008, he was a Principal at Rosa and Co. where he worked with pharmaceutical and biotechnology companies on physiological modeling efforts in several disease areas including metabolic disorders, respiratory disease, and bioterrorism agents. Dr. Ho began his industry career at Johnson & Johnson Pharmaceutical Research & Development starting as a fellow in Medical Informatics and advancing to the position of Director of Disease Modeling. Over a ten year period at J&J, he built and led a team which championed systems biology and personalized medicine approaches to understanding and treating human disease. In this position, he coordinated model-based analysis and research with global clinical and preclinical teams developing both small and large molecule compounds. Before joining J&J, Dr. Ho completed a residency in Internal Medicine and a fellowship in Rheumatology at Yale School of Medicine. Dr. Ho received his M.D.-Ph.D. from the University at Buffalo School of Medicine with his thesis work at the Grace Cancer Drug Center of Roswell Park Cancer Institute and received his A.B. in physics from Harvard College.

Philip C. Ranker, 52, most recently served as Chief Financial Officer of Suneva Medical, a start-up aesthetics company, as well as a member of the Board of Directors and Audit Committee Chair of ImaRx Therapeutics, which executed an Initial Public Offering during his tenure on the Board. Previously, Mr. Ranker served as Vice President of Finance at Amylin Pharmaceuticals, supporting the company through a significant restructuring which set Amylin on a path toward positive operating cashflow. Prior to Amylin, Mr. Ranker held the positions of Chief Financial Officer and VP of Finance at Nastech Pharmaceutical Company (predecessor to Marina Biotech) and Director of Finance for ICOS Corporation during the commercialization of Cialis. He also previously served in various positions in corporate accounting, managed care contracting and research and development, including Senior Finance Director, at Aventis Pharma and its predecessor companies during his nearly fifteen year tenure with the organization. Prior to Aventis, Mr. Ranker was employed by Peat Marwick (currently KPMG) as a Certified Public Accountant.

Alan W. Dunton, M.D. is the founder of Danerius, LLC. He has held significant senior positions in major pharmaceutical companies and has been directly responsible for, or has overseen the successful development/original/line extension approvals of Levaquin®, Regranex®, Aleve®, Procrit/EPREX®, Sporanox®, Reminyl® and Risperdal®. Most recently, he served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. a company focused on treatment resistant HIV therapeutics. Previously, he was the President and CEO of Metaphore Pharmaceuticals, which focused on anti-inflammatory and analgesic products. Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson including President and Managing Director of The Janssen Research Foundation. He also served as group vice president of global clinical research and development of Janssen as well as the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Dr. Dunton has also held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann La Roche Inc. Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

About Marina Biotech, Inc.

Marina Biotech is a biotechnology company, focused on the development and commercialization of RNA interference- (RNAi) and RNA-based therapeutics. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and two preclinical programs -- in bladder cancer and malignant ascites. Marina Biotech entered into an exclusive agreement with Debiopharm Group for the development and commercialization of the bladder cancer program. Marina Biotech’s goal is to improve human health through the development of RNAi and RNA-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at http://www.marinabio.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Contact:

Marina Biotech, Inc.

Peter Garcia

Chief Financial Officer

(425) 908-3603

pgarcia@marinabio.com